SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF EVENT: JUNE 18, 2003

                         COMMISSION FILE NUMBER 0-25416

                              CALL-SOLUTIONS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

CALIFORNIA                                                            33-0563989
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

2250 Warrensville Center Road, University Heights, OH                   44118
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)

                                 (888-370-9654)
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



ITEM 6.  CANCELLATION OF LOAN AND EXCHANGE OF DEBT FOR STOCK

The Board of Directors has determined that the $50,000 loaned to Call-Solutions, Inc. (CSOL) on or about August 13, 2002, was loaned to CSOL by Dr. Bashiruddin Usama.

The previous agreement between Ron Allen and CSOL documenting this loan was canceled, and a new agreement between Dr. Usama and CSOL was issued to reflect the new understanding.

Dr. Usama has agreed to cancel this debt in exchange for 500 Convertible Preferred Shares of Call-Solutions, Inc. stock at $1,000 per share, convertible to common voting shares at $.002 per share.

The Board of Directors entered into a new agreement with Dr. Usama documenting the $50,000 loan and forgiveness of debt in exchange for 500 convertible preferred shares.

The board of directors issued Dr. Usama 500 shares of convertible preferred shares of stock valued at $1,000 per share, convertible upon demand to common stock at $.002 per share.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                               Call-Solutions, Inc.

June 18, 2003                                  /s/  Charles Harper
                                               ---------------------------
                                                  Charles Harper


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